Exhibit 4.6

TETRA TECHNOLOGIES, INC.

2018 INDUCEMENT RESTRICTED STOCK PLAN

RESTRICTED STOCK AWARD AGREEMENT

Subject to the terms and conditions of this Restricted Stock Award Agreement (the "Award Agreement") and the TETRA Technologies, Inc. 2018 Inducement Restricted Stock Plan (the "Plan"), the below individual (the "Participant") is hereby granted the below number of Shares (the "Covered Shares") of Common Stock in TETRA Technologies, Inc., a Delaware corporation (the "Company").  Unless otherwise specifically indicated, all terms used in this Award Agreement shall have the meaning as set forth in the Plan.

1.Identifying Information:

Participant Name:	Date of Grant:
and Address:	Number of "Covered Shares":

2.Vesting Date. Subject to the Participant's Continuous Service and the terms of the Plan and this Award Agreement, and except to the extent specifically provided within any employment agreement or other agreement between the Company, or any Affiliate thereof, and the Participant, the Covered Shares shall remain unvested until, and shall vest only upon, the third anniversary of the Date of Grant (the "Vesting Date").

3.Risk of Forfeiture.  Except to the extent specifically provided in an employment agreement or other agreement between the Company, or any Affiliate thereof, and the Participant (i) the Covered Shares shall be subject to a risk of forfeiture until such time the risk of forfeiture lapses on the Vesting Date, and (ii) any unvested Covered Shares shall automatically be forfeited if the Participant's Continuous Service is interrupted or terminated for any reason prior to the Vesting Date.  Any forfeiture under this Section 3 shall be automatic, without the Participant's consent, and with no payment to the Participant, cash or otherwise, for the forfeited Covered Shares.

4.Delivery of Shares.  The Covered Shares shall be represented by uncertificated shares designated for the Participant in book-entry registration on the records of the Company's transfer agent, subject to the restrictions set forth in the Plan and this Award Agreement.  The book-entry uncertificated shares evidencing the Covered Shares shall be held by, or on behalf of, the Company until the Vesting Date, and as a condition to the receipt of any Covered Shares, Participant shall deliver to the Company a Stock Assignment Separate from Certificate in the form attached hereto as Exhibit A (executed in blank by the Participant). The Company (or its designee) shall have the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Award Agreement in accordance with the terms hereof.  Upon the vesting of Covered Shares, the Company will transmit, or cause to be transmitted to the Participant such Shares, subject to satisfaction of any withholding obligations provided in Section 8(b) of the Plan.

5.Counterparts.  This Award Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any counterpart or other signature delivered by facsimile or electronic means shall be deemed for all purposes as being a good and valid execution and delivery of this Award Agreement by that party.

6.Entire Agreement; Governing Law.  The provisions of the Plan are incorporated herein by reference.  The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings, representation and agreements between the Company, on one hand, and Participant on the other hand (whether oral or written, and whether express or implied) with respect to the subject matter hereof, except as may otherwise be set forth in an employment agreement or other agreement between the Company, or any Affiliate thereof, and Participant.  The Plan and this Award Agreement are to be construed in accordance with and governed by the laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any other jurisdiction.

7.Venue.  The Company and Participant agree that any suit, action or proceeding arising out of or related to the Plan and this Award Agreement shall be brought in the United States District Court for the Southern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Montgomery County or Harris County), and that all parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  If any one or more provisions of this Section 7 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

8.No Guarantee of Continued Service.  THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES ON THE VESTING DATE HEREOF IS EARNED ONLY BY CONTINUOUS STATUS AS AN EMPLOYEE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED).  THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS award AGREEMENT, THE Covered shares GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING DATE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT'S RIGHT OR THE RIGHT OF THE COMPANY OR ANY AFFILIATE THEREOF TO TERMINATE THE PARTICIPANT'S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

[SIGNATURES ON NEXT PAGE]

By the signatures of the Participant and the Company's representative below, the Participant and the Company agree that the Covered Shares of Restricted Stock granted are governed only by the terms and conditions of this Award Agreement and the Plan.

TETRA TECHNOLOGIES, INC.
By:
Its:
Dated:

PARTICIPANT REPRESENTATIONS

The Participant has reviewed this Award Agreement and the Plan in their entireties, has had an opportunity to have such reviewed by his or her legal and tax advisers, and hereby attests that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates.  The Participant represents to the Company that he or she is familiar with the terms of this Award Agreement and the Plan, and hereby accepts the Covered Shares subject to all of terms set forth herein and therein.  The Participant hereby agrees that all questions of interpretation and administration relating to this Award Agreement and the Plan shall be solely resolved by the Committee.

This Award Agreement may be executed by the Participant and the Company by means of electronic or digital signatures, which shall have the same force and effect as manual signatures.  The Participant agrees that clicking "I Accept" in connection with or response to any electronic communication or other medium has the effect of affixing the Participant's electronic signature to this Award Agreement.

PARTICIPANT:
Signature:
Printed Name:
Dated:

EXHIBIT A

TETRA TECHNOLOGIES, INC.

2017 INDUCEMENT RESTRICTED STOCK PLAN

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

[Please sign this document but do not date it.  The date and information of the transferee will be completed if and when the shares are assigned.]

FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers unto ________________________, _________________ (____________) shares of the Common Stock of TETRA Technologies, Inc., a Delaware corporation (the "Company"), standing in his or her name on the books of the Company, and does hereby irrevocably constitute and appoint ________________________, or his or her designee or successor, with the power of attorney to transfer the said stock in the books of the Company with full power of substitution.  This assignment may be executed by the Participant by means of electronic or digital signatures, which shall have the same force and effect as manual signatures.  The Participant agrees that clicking "I Accept" (or a tab of similar intent) in connection with or response to any electronic communication or other medium has effect of affixing the Participant's electronic signature to this assignment.

Dated:
Signature of the Participant
Printed Name